Exhibit 24

(Form of Power of Attorney)

COMMUNITY PARTNERS BANCORP

POWER OF ATTORNEY

FORM S-8

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry B. Davall and Michael J. Gormley, or either of them, as their attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign this Registration Statement on Form S-8 of Community Partners Bancorp registering shares of common stock of Community Partners Bancorp to be offered pursuant to the Community Partners Bancorp 2007 Equity Incentive Plan, Two River Community Bank 2003 Incentive Stock Option Plan, Two River Community Bank 2003 Non-Qualified Stock Option Plan, Two River Community Bank Incentive Stock Option Plan (2001), Two River Community Bank Non-Qualified Stock Option Plan (2001), The Town Bank of Westfield 2002 Employee Stock Option Plan, The Town Bank of Westfield 2001 Employee Stock Option Plan, The Town Bank of Westfield 2000 Employee Stock Option Plan, The Town Bank of Westfield 1999 Employee Stock Option Plan, The Town Bank of Westfield 2001 Director Stock Option Plan, The Town Bank of Westfield 2000 Director Stock Option Plan and The Town Bank of Westfield 1999 Director Stock Option Plan, and any and all amendments (whether pre- or post-effective) to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ BARRY B. DAVALL Barry B. Davall	President, Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2007
/s/ CHARLES T. PARTON Charles T. Parton	Chairman of the Board	August 24, 2007
/s/ JOSEPH F.X. O’SULLIVAN Joseph F.X. O’Sullivan	Vice Chairman of the Board	August 24, 2007
/s/ MICHAEL W. KOSTELNIK, JR. Michael W. Kosteknik, Jr.	Director	August 24, 2007
/s/ FRANK J. PATOCK, JR. Frank J. Patock, Jr.	Director	August 24, 2007
/s/ ROBERT E. GREGORY Robert E. Gregory	Director	August 24, 2007
/s/ FREDERICK H. KURTZ Frederick H. Kurtz	Director	August 24, 2007
/s/ JOHN J. PERRI, JR. John J. Perri, Jr.	Director	August 24, 2007
/s/ MICHAEL J. GORMLEY Michael J. Gormley	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 24, 2007
/s/ MICHAEL BIS Michael Bis	Controller and Chief Accounting Officer (Principal Accounting Officer)	August 24, 2007